                                                                   EXHIBIT 10.37

                       THIRD AMENDMENT TO CREDIT AGREEMENT

           THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of February 22, 2002, is by and among CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), and as agent (the "Agent") for the Lenders ("the Lenders") party to the Credit Agreement described below, the Lenders party to the Credit Agreement, JPMORGAN CHASE BANK, a New York banking corporation ("Chase") and COMERICA BANK, a Michigan banking corporation ("Comerica" and collectively with Chase, the "New Lenders").

                                    Recitals

      A. The Company, the Agent and the Lenders are parties to a Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000, by a Second Amendment (the "Second Amendment") to Credit Agreement and Second Amendment to Pledge Agreement dated as of August 10, 2001 and by an Agreement (the "Increase Agreement") to Increase Commitment Amount (as so amended, the "Credit Agreement"), pursuant to which the Lenders provide the Company and certain Co-Borrowers with a revolving mortgage warehousing credit facility.

      B. Pursuant to the Increase Agreement, the Commitment Amount of U.S. Bank was increased to $80,000,000 and, by virtue of such increase, the Aggregate Commitment Amounts were increased to $200,000,000. Pursuant to the Second Amendment, after the effectiveness of the Increase Agreement, the Commitment Amount of First Union National Bank (which was in the amount of $45,000,000) was terminated effective as of December 12, 2001, and, by virtue of such termination, the Aggregate Commitment Amounts were reduced to $155,000,000.

      C. Pursuant to Section 10.11(d) of the Credit Agreement, the Company has agreed to add the New Lenders as "Lenders" under the Credit Agreement with Commitments in the amount of $20,000,000 (in the case of Comerica) and $30,000,000 (in the case of Chase), for the purpose of increasing the Aggregate Commitment Amounts to $205,000,000.

      D. This Amendment is executed and delivered by the Company, the Agent, each New Lender pursuant to Section 10.11(d) of the Credit Agreement for the purposes of among other things, (a) reflecting the Commitment Amounts of the New Lenders and the New Lenders' agreement to be bound by the Credit Agreement and the other Loan Documents and (b) reflecting the Agent's consent to the addition of the New Lenders as Lenders party to the Credit Agreement. This Amendment also amends the definition of "Jumbo Mortgage Loan" contained in the Credit Agreement, as set forth below.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article I
                                   Definitions

     Section 1.01. Incorporated Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   Article II
     Concerning the New Lenders and Increased Commitment Amounts; Amendments

     Section 2.01. Addition of New Lenders. Subject to Article 3 hereof upon and after the Effective Date (defined below), each New Lender hereby assumes, adopts and agrees to become a party, as a Lender, to the Credit Agreement and to each other Loan Document to which the Lenders are parties and for all purposes thereof, with a Commitment Amount as stated in the amended Schedule 5 to the Credit Agreement attached hereto as Exhibit A, and the parties hereto, other than the New Lenders, acknowledge and consent to such actions by the New Lenders. Upon and after the Effective Date, each New Lender shall be a Lender under the Credit Agreement and the other Loan Documents to which the Lenders are a parties and shall have all of the rights, privileges and benefits of a Lender under the Credit Agreement and the other Loan Documents, and all of the duties of a Lender thereunder, in each case as if such New Lender had been initially a party to the Credit Agreement. Upon the Effective Date (defined below), each New Lender shall make Loans as calculated by the Agent so that its outstanding Loans are equal to its respective Percentage Share of all Loans outstanding on such date and the Agent shall distribute the proceeds of such Loans to the other Lenders in accordance with their Percentage Share of all Loans outstanding on the Effective Date, in each case after giving effect to this Amendment, but prior to any additional Loans requested by the Company to be made on the Effective Date.

     Section 2.02. Interest and Fees. From and after the Effective Date, all interest, all Balances Deficiency Fees and all Facility Fees accrued under the Credit Agreement for the billing period in which the Effective Date falls shall be paid to the Agent as provided in the Credit Agreement, and distributed by the Agent (A) with respect to amounts accrued before the Effective Date, to the Lenders (other than the New Lenders) and (B) with respect to amounts accrued on or after the Effective Date, to the New Lenders and the other Lenders, in accordance with the terms of the Credit Agreement.

     Section 2.03. Copies of Loan Documents. The Agent represents and warrants to each New Lender that the copies of the Loan Documents and the related agreements, certificates, and opinion letters previously delivered to such New Lender are true and correct copies of the Loan Documents and related agreements, certificates, and opinion letters executed by and/or delivered in connection with the closing of the credit facilities contemplated by the Credit Agreement, other than the letter agreement described in Section 2.05(c) of the Credit Agreement.

     Section 2.04. No Representation or Warranty by Lenders. Each New Lender agrees and acknowledges that (a) neither any other Lender nor the Agent make any representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or the performance or observance by any Borrower or any other Person of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

     Section 2.05. No Reliance By New Lenders. Each New Lender (a) confirms to each other Lender and the Agent that it has received a copy of the Loan Documents together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (b) acknowledges that it has, independently and without reliance upon the Agent or any other Lender and instead in reliance upon its own review of such documents and information as such New Lender deems appropriate, made its own credit analysis and decision to enter into this Amendment and the Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as such New Lender shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under the Loan Documents.

     Section 2.06. Schedule of Commitment Amounts. Schedule 5 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

     Section 2.07. Amendment of Certain Defined Terms. Section 1.01 of the Credit Agreement is amended by deleting the definitions of "Jumbo Mortgage Loan" and "Majority Lenders" as they appear therein and by substituting in lieu thereof the following definitions in the appropriate alphabetical order:

              "Jumbo Mortgage Loan" means a Mortgage Loan which would in all respects be a Conforming Loan but for the fact that the original unpaid principal amount of the underlying Mortgage Note is more than the maximum principal amount allowable for purchase by Fannie Mae or Freddie Mac (but not more than $750,000).

              "Majority Lenders" means (i) if there are less than three Lenders, Lenders collectively having Percentage Shares totaling in the aggregate one hundred percent (100%); and (ii) if there are three or more Lenders, Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%).

     Section 2.08. Certain Fees. The Company shall pay to each New Lender on the Effective Date an Upfront Fee according to its Commitment Amount in the amount specified in Section 2.05(b) of the Credit Agreement.

                                  Article III
                              Conditions Precedent

     Section 3.01. Delivery of Documents. This Amendment shall become effective on February 22, 2002 (the "Effective Date"), provided the Agent shall have received at least eight (8) counterparts of this Amendment, duly executed by the Company and the Lenders, and the following conditions are satisfied:

          (a) a new Note payable to Chase and Comerica substantially in the form of Exhibits B and C hereto respectively, in the amount of such New Lender's Commitment Amount (each, a "New Note" and collectively, the "New Notes"), duly executed by the Company;

          (b) a certificate of the Secretary or Assistant Secretary of the General Partner certifying as to (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment and the New Notes and any and all other documents to be executed and delivered by the Company in connection with this Amendment (collectively, the "Increase Documents"), (ii) the officers of the General Partner authorized to sign such instruments, and (iii) specimen signatures of the officers so authorized;

          (c) pursuant to Section 10.02 of the Credit Agreement, the Agent, on behalf of each Lender executing this Amendment (including the New Lenders), shall have received an amendment fee from the Company in the amount of $1,500 for each Lender (including the New Lenders) executing this Amendment;

          (d) such other documents as the Agent or any New Lender may reasonably request; and

          (e) payment of the fees specified in Section 2.07 to the parties entitled thereto.

                                   Article IV
                                     General

     Section 4.01. The Company, the Agent, and each Lender party hereto acknowledge that, as amended hereby, the Credit Agreement and the other Loan Documents remain in full force and effect with respect to the Company and the Lenders, and that each reference to the Credit Agreement or the Loan Documents shall refer to the Credit Agreement, amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company represents and warrants that (i) the execution, delivery and performance of this Amendment is within its organizational powers and has been duly authorized by all necessary organizational action; (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and general principles of equity) and (iii) no Events of Default or Defaults exist.

     Section 4.02. The Company agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this

Amendment, which obligations of the Company shall survive any termination of the Credit Agreement.

     Section 4.03. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     Section 4.04. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     Section 4.05. This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

     Section 4.06. This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                                               CH MORTGAGE COMPANY I, LTD.

                                               By: CH Mortgage Company GP, Inc.,
                                                   its General Partner



                                               By: /s/ Randall C. Present
                                                   -----------------------------
                                                      Randall C. Present
                                                      President

                                               U.S. BANK NATIONAL ASSOCIATION,
                                               as Agent and Lender


                                               By:`/s/ Kathleen M. Connor
                                                   -----------------------------
                                                      Kathleen M. Connor
                                                      Vice President


                                               RESIDENTIAL FUNDING CORPORATION


                                               By: /s/ Brian Hilberth
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                               NATIONAL CITY BANK OF KENTUCKY


                                               By: /s/ Michael A. Johnson
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------


                                               JPMORGAN CHASE BANK


                                               By: /s/ Cynthia E. Crites
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

            [Signature Page to Third Amendment to Credit Agreement]

                                            COMERICA BANK


                                            By: /s/ Robert W. Marr
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

             [Signature Page to Third Amendment to Credit Agreement

                                                                    EXHIBIT A TO
                                             THIRD AMENDMENT TO CREDIT AGREEMENT

                                                                   Schedule 5 to
                                                                Credit Agreement




                    COMMITMENT AMOUNTS AND PERCENTAGE SHARES

                                                   Commitment        Percentage
                                                     Amount            Share
                                                     ------            -----

         U.S. Bank National Association           $ 80,000,000         39.02%
         Residential Funding Corporation          $ 50,000,000         24.39%
         National City Bank of Kentucky           $ 25,000,000         12.20%
         Comerica Bank                            $ 20,000,000          9.76%
         JPMorgan Chase Bank                      $ 30,000,000         14.63%
                                                  ------------         ------

         Total                                    $205,000,000        100.00%

                                                                    EXHIBIT B TO
                                                                 THIRD AMENDMENT
                                                             TO CREDIT AGREEMENT


                                 PROMISSORY NOTE

$30,000,000                                               Minneapolis, Minnesota
                                                               February 22, 2002

     FOR VALUE RECEIVED, CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), and each "Co-Borrower" from time to time party to the Credit Agreement described below (to the extent provided therein), hereby promise to pay to the order of JPMORGAN CHASE BANK (the "Lender") at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) or the aggregate unpaid principal amount of all Loans and Swingline Loans made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

     Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of August 13, 1999, between the Borrower, the "Co-Borrowers" (as defined therein), if any, party thereto, the Lender, the other lenders party thereto and U.S. Bank National Association, as Agent (as the same has been and may hereafter be amended, modified or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

     The Borrowers hereby waive diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

     The Borrowers reserve the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.

     This note is entitled to the benefit of the Pledge and Security Agreement and the other Loan Documents.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

                                             CH MORTGAGE COMPANY I, LTD.


                                             By______________________________

                                               Its___________________________

                                                                    EXHIBIT C TO
                                                                 THIRD AMENDMENT
                                                             TO CREDIT AGREEMENT


                                 PROMISSORY NOTE

$20,000,000                                               Minneapolis, Minnesota
                                                               February 22, 2002

     FOR VALUE RECEIVED, CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), and each "Co-Borrower" from time to time party to the Credit Agreement described below (to the extent provided therein), hereby promise to pay to the order of COMERICA BANK (the "Lender") at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) or the aggregate unpaid principal amount of all Loans and Swingline Loans made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

     Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of August 13, 1999, between the Borrower, the "Co-Borrowers" (as defined therein), if any, party thereto, the Lender, the other lenders party thereto and U.S. Bank National Association, as Agent (as the same has been and may hereafter be amended, modified or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

     The Borrowers hereby waive diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

     The Borrowers reserve the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.

     This note is entitled to the benefit of the Pledge and Security Agreement and the other Loan Documents.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

                                                   CH MORTGAGE COMPANY I, LTD.


                                                   By___________________________
                                                     Its________________________

                                      C-2